UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2007

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Psychiatric Solutions, Inc. (the “Company”) is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K. This information, which has not been previously reported to the public, is disclosed in a confidential information memorandum that is being furnished to prospective lenders in connection with the Company’s proposed incremental senior secured term loan.
     This information is furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Item 8.01 Other Events.
     On May 8, 2007, the Company issued a press release announcing that it has commenced a tender offer to purchase for cash any and all of its outstanding 10 5/8% Senior Subordinated Notes due 2013. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	The section of the confidential information memorandum entitled “Executive Summary — Transaction Overview — Pro Forma Capitalization.”

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

99.3	Press Release of Psychiatric Solutions, Inc., dated May 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 8, 2007	By:	/s/ Jack E. Polson
Jack E. Polson
Executive Vice President, Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

99.1	The section of the confidential information memorandum entitled “Executive Summary — Transaction Overview — Pro Forma Capitalization.”

99.2	Unaudited Pro Forma Financial Information.

99.3	Press Release of Psychiatric Solutions, Inc., dated May 8, 2007.